Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2024, relating to the financial statements of KALA BIO, Inc. (formerly Kala Pharmaceuticals, Inc.), appearing in the Annual Report on Form 10-K of KALA BIO, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 24, 2025